GTT Reports Third Quarter 2016 Financial Results
Revenue Grew 36% Year-Over-Year to $131.9 Million; Up 2% Sequentially
Adjusted EBITDA Grew 54% Year-Over-Year to $32.1 Million; Up 6% Sequentially
McLean, VA, November 9, 2016 - GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the third quarter ended September 30, 2016.
Third quarter highlights:

•	Revenue increased by 35.9% to $131.9 million compared to $97.0 million in third quarter 2015, and by 2.3% compared to $128.9 million in second quarter 2016.

•
Net income increased to $5.1 million compared to net income of $1.8 million in third quarter 2015 and $0.1 million in second quarter 2016. Basic and diluted earnings per share increased to $0.14 per share compared to basic and diluted earnings of $0.05 per share in third quarter 2015 and $0.00 per share in second quarter 2016.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) increased by 54.1% to $32.1 million compared to $20.8 million in third quarter 2015, and by 6.2% compared to $30.3 million in second quarter 2016. Adjusted EBITDA margin expanded to 24.4% compared to 21.5% in third quarter 2015 and 23.5% in second quarter 2016.

•
Capital expenditures were $5.5 million compared to $3.5 million in third quarter 2015 and $4.8 million in second quarter 2016. Adjusted EBITDA less capital expenditures was $26.6 million compared to $17.3 million in third quarter 2015 and $25.5 million in second quarter 2016.

•
Using constant currency (i) when compared to third quarter 2015, third quarter 2016 revenue and Adjusted EBITDA would have been higher than reported by $1.3 million and $0.5 million, respectively, and (ii) when compared to second quarter 2016, third quarter 2016 revenue and Adjusted EBITDA would have been higher than reported by $0.8 million and $0.3 million, respectively.

•
On a pro forma basis, assuming (i) OSN’s historical results had been included for all periods presented, and (ii) constant currency, third quarter 2016 revenue and Adjusted EBITDA grew by 13.5% and 29.7%, respectively, compared to third quarter 2015 and by 2.9% and 7.3%, respectively, compared to the second quarter 2016.

*Note: See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, Adjusted EBITDA less capital expenditures, constant currency and pro forma calculations.
“GTT again delivered strong growth and profitability in the third quarter,” stated Rick Calder, GTT president and CEO. “For the remainder of the year, we remain focused on consistent execution of our growth strategy. Our results demonstrate that GTT has emerged as the challenger brand in our industry, providing a better way to reach the cloud for our multinational clients by living our core values of simplicity, speed and agility.”

“GTT continues to deliver growth and profitability driving margin expansion even with our significant investments in organic growth,” stated Mike Sicoli, chief financial officer. “We look forward to a strong finish in 2016, making consistent progress toward our next financial objective of $1 billion in revenue and $250 million in Adjusted EBITDA.”
Conference Call Information
GTT will hold a conference call on Wednesday, November 9, 2016, at 8:30 a.m. EST. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714, entering passcode 10093979 and ask for the GTT Communications call, or via webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10093979. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This earnings release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding GTT Communications, Inc.’s plans, objectives and strategies or future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

About GTT

GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide-area networking, Internet, managed services and voice services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

GTT Media Inquiries:                        GTT Investor Relations:
Gina Nomellini                                Jody Burfening/Carolyn Capaccio, LHA
+1.512.721.0338                            +1.212.838.3777
gina.nomellini@gtt.net                 ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue:
Telecommunications services	$131,851	$96,996	$385,201	$254,425

Operating expenses:
Cost of telecommunications services	68,184	53,363	202,653	142,521
Selling, general and administrative expenses	37,177	25,553	105,311	69,410
Severance, restructuring and other exit costs	(625)	—	870	7,747
Depreciation and amortization	14,880	12,631	46,139	32,472

Total operating expenses	119,616	91,547	354,973	252,150

Operating income	12,235	5,449	30,228	2,275

Other expense:
Interest expense, net	(7,123)	(3,080)	(21,620)	(7,829)
Loss on debt extinguishment	—	—	(1,632)	(1,056)
Other expense, net	(74)	(706)	(542)	(1,798)

Total other expense	(7,197)	(3,786)	(23,794)	(10,683)

Income (loss) before income taxes	5,038	1,663	6,434	(8,408)

(Benefit from) provision for income taxes	(89)	(99)	320	(124)

Net income (loss)	$5,127	$1,762	$6,114	$(8,284)

Earnings (loss) per share:
Basic	$0.14	$0.05	$0.17	$(0.24)
Diluted	$0.14	$0.05	$0.16	$(0.24)

Weighted average shares:
Basic	37,152,063	34,981,104	36,998,607	34,603,144
Diluted	37,785,921	35,888,525	37,481,414	34,603,144

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except for share and per share data)

	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$15,407	$14,630
Accounts receivable, net of allowances of $4,242 and $1,015, respectively	81,685	60,446
Deferred costs	4,030	4,159
Prepaid expenses and other current assets	15,313	13,663
Total current assets	116,435	92,898
Property and equipment, net	40,492	38,823
Intangible assets, net	177,067	182,184
Other assets	13,255	11,593
Goodwill	280,593	270,956
Total assets	$627,842	$596,454
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,664	$22,725
Accrued expenses and other current liabilities	40,476	43,115
Acquisition earn-outs and holdbacks	7,129	12,842
Current portion of capital lease obligations	1,015	1,392
Current portion of long-term debt	4,300	4,000
Deferred revenue	16,647	15,469
Total current liabilities	82,231	99,543
Capital lease obligations, net of current portion	512	961
Long-term debt, net of current portion	412,159	382,243
Deferred revenue, less current portion	3,137	2,292
Other long-term liabilities	4,367	929
Total liabilities	502,406	485,968
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 37,226,966 and 36,533,634 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	3	3
Additional paid-in capital	193,759	182,797
Accumulated deficit	(63,787)	(69,901)
Accumulated other comprehensive loss	(4,539)	(2,413)
Total stockholders’ equity	125,436	110,486
Total liabilities and stockholders’ equity	$627,842	$596,454

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$6,114	$(8,284)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,139	32,472
Share-based compensation	10,896	5,417
Debt discount amortization	600	—
Loss on debt extinguishment	1,632	1,056
Amortization of debt issuance costs	1,188	697
Change in fair value of acquisition earn-out	—	880
Changes in operating assets and liabilities, net of acquisitions:	(33,802)	(12,355)
Net cash provided by operating activities	32,767	19,883

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(14,146)	(131,397)
Purchase of customer contracts	(6,000)	—
Purchases of property and equipment	(17,813)	(9,842)
Net cash used in investing activities	(37,959)	(141,239)

Cash flows from financing activities:
Proceeds from revolving line of credit	33,000	—
Repayment of revolving line of credit	(32,000)	—
Proceeds from term loan	29,850	230,000
Repayment of term loan	(3,150)	(129,376)
Payment of earn-out and holdbacks	(15,563)	(3,239)
Debt issuance costs	(904)	(4,801)
Repayment of capital leases	(1,433)	(610)
Proceeds from issuance of common stock under employee stock purchase plan	1,045	—
Tax withholding related to the vesting of restricted stock units	(3,442)	(2,017)
Exercise of stock options	468	633
Net cash provided by financing activities	7,871	90,590
Effect of exchange rate changes on cash	(1,902)	1,223
Net increase (decrease) in cash and cash equivalents	777	(29,543)
Cash and cash equivalents at beginning of period	$14,630	$49,256
Cash and cash equivalents at end of period	$15,407	$19,713

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference with such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and from time to time, other non-cash or non-recurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement. The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Adjusted EBITDA less capital expenditures
Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures, is a performance measure that is used to evaluate the appropriate level of capital expenditures needed to support our expected revenue, and to provide a comparable view of our performance relative to other telecommunications companies who may utilize different strategies for providing access to fiber-based services and related infrastructure. We use a “capex light” strategy, which means we purchase fiber-based services and related infrastructure from other providers on an as-needed basis, pursuant to our customers’ requirements. Many other telecommunications companies spend significant amounts of capital expenditures to construct their own fiber networks and data centers, and attempt to purchase as little as possible from other providers. As a result of our strategy, we typically have lower Adjusted EBITDA margins compared to other providers, but also spend much less on capital expenditures relative to our revenue. We believe it is important to take both of these factors into account when evaluating our performance.

The following is a reconciliation of Adjusted EBITDA and Adjusted EBITDA less capital expenditures from Net Income (Loss) (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in thousands, except share and per share data)	2016	2015	2016	2015

Adjusted EBITDA
Net income (loss)	$5,127	$1,762	$6,114	$(8,284)
Provision for (benefit from) income taxes	(89)	(99)	320	(124)
Interest and other expense, net	7,197	3,786	22,162	9,627
Loss on debt extinguishment	—	—	1,632	1,056
Depreciation and amortization	14,880	12,631	46,139	32,472
Severance, restructuring and other exit costs	(625)	—	870	7,747
Transaction and integration costs	801	1,044	3,124	3,595
Share-based compensation	4,844	1,723	10,896	5,417
Adjusted EBITDA	32,135	20,847	91,257	51,506

Purchases of property and equipment	(5,525)	(3,532)	(17,813)	(9,842)
Adjusted EBITDA less capital expenditures	$26,610	$17,315	$73,444	$41,664

Gross Profit
Gross profit is defined as revenue from telecommunications services less cost of telecommunications services provided. It is an additional measure used by management and investors to assess the direct profitability of our services sold, before overhead.

The following is a reconciliation of gross profit (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Telecommunications services	$131,851	$96,996	$385,201	$254,425

Operating Expenses:
Cost of telecommunications services provided	68,184	53,363	202,653	142,521
Gross profit	$63,667	$43,633	$182,548	$111,904

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current period local currency financial results using prior period exchange rates and comparing these adjusted amounts to our prior period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past. The following unaudited pro forma financial information and related notes present the historical financial information of GTT as if the acquisition of One Source Networks, Inc. (“OSN”) had occurred on the first day of the applicable period presented.

Three months ended September 30, 2016, compared with September 30, 2015:

($ in thousands)	Three Months Ended
	September 30, 2016	September 30, 2015
Revenue
GTT as reported	$131,851	$96,996
GTT pro forma adjustments (1)	—	(125)
OSN as reported	—	20,885
OSN pro forma adjustments (2)	—	(564)
Pro Forma Revenue	$131,851	$117,192
Pro Forma % Growth	12.5%
Pro Forma % Growth (Constant Currency)	13.5%

Adjusted EBITDA
GTT as reported	$32,135	$20,847
GTT pro forma adjustments (3)	—	(1)
OSN as reported	—	4,360
OSN pro forma adjustments (4)	—	(41)
Pro Forma Adjusted EBITDA	$32,135	$25,165
Pro Forma Adjusted EBITDA Margin %	24.4%	21.5%
Pro Forma % Growth	27.7%
Pro Forma % Growth (Constant Currency)	29.7%

(1) Represents revenue recognized by GTT from acquired company prior to its respective close date
(2) Represents (i) revenue recognized by acquired company from GTT prior to its respective close date and (ii) non-recurring installation revenue historically recognized on a cash basis by acquired company

(3) Represents revenue, net of expense, recognized by GTT from acquired company prior to its respective close date
(4) Represents (i) revenue, net of expense, recognized by acquired company from GTT prior to its respective close date, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired company, (iii) non-cash stock compensation, and (iv) non-recurring expenses outside of the normal course of business.

Three months ended September 30, 2016 compared with June 30, 2016:

($ in thousands)	Three Months Ended
	September 30, 2016	June 30, 2016
Revenue
GTT as reported	$131,851	$128,914
Pro Forma Revenue	$131,851	$128,914
Pro Forma % Growth	2.3%
Pro Forma % Growth (Constant Currency)	2.9%

Adjusted EBITDA
GTT as reported	$32,135	$30,263
Pro Forma Adjusted EBITDA	$32,135	$30,263
Pro Forma Adjusted EBITDA Margin %	24.4%	23.5%
Pro Forma % Growth	6.2%
Pro Forma % Growth (Constant Currency)	7.3%

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